PROSPECTUS SUPPLEMENT                                 EXHIBIT 99.1
(To Prospectus dated February 17, 2006)               REGISTRATION NO. 333-96063



                           [HOLDRS B2B INTERNET logo]





                        1,000,000,000 Depositary Receipts
                         B2B Internet HOLDRS (SM) Trust

               This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the B2B Internet HOLDRS (SM) Trust.

               The share amounts specified in the table in the "Highlights of B2B Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                    Primary
                                                          Share     Trading
                     Name of Company            Ticker   Amounts    Market
        --------------------------------------  ------  ---------  ----------
        Agile Software Corporation               AGIL       4        NASDAQ
        Ariba, Inc.                              ARBA   3.458333     NASDAQ
        CheckFree Corporation                    CKFR       4        NASDAQ
        Internet Capital Group, Inc.             ICGE     0.75       NASDAQ
        Pegasus Solutions, Inc.                  PEGS       2        NASDAQ
        VerticalNet, Inc.                        VERT      0.6       NASDAQ


               The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transaction.

            The date of this prospectus supplement is March 31, 2006.